Exhibit 10.30

WAIVER AND AMENDMENT #2
TO DEBENTURE

This WAIVER AND AMENDMENT #2 TO DEBENTURE (the “Agreement”) is entered into as of August 23, 2011 (the “Effective Date”), by and among the undersigned investor who holds a Debenture (as defined in the Recitals below) that was issued in the Prior Financing (as defined in the Recitals below) (“Investor”), and Sionix Corporation, a Nevada corporation (the “Company”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the Debenture.

RECITALS

A.           WHEREAS, on July 29, 2008, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Investor for the sale and issuance of a 12% Convertible Debenture in a principal amount of $750,000 (the “Prior Financing”); and

B.           WHERAS, on October 22, 2009, the Company entered into a Waiver, Consent, and Securities Modification Agreement with the Investor that, among other things, amended and waived certain provisions of the 12% Convertible Debenture (as amended, the “Debenture”).

NOW, THEREFORE, in consideration of the mutual promises made herein, the parties agree as follows:

AGREEMENT

    1.           Amendments to Debenture.

1.1           The definition of “Maturity Date” in the preamble of the Debenture is hereby amended to mean September 29, 2011.

1.2           The definition of “Beneficial Ownership Limitation” in Section 4(c) of the Debenture is hereby amended to mean 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder.

    2.           Waiver of Events of Default.  The Investor hereby waives any and all Events of Default that occurred or may have occurred prior to the Effective Date.

    3.           Full Force and Effect.  The parties hereto acknowledge and agree that, except as expressly provided herein, the provisions of the Debenture shall remain unmodified and in full force and effect.

    4.           Counterparts.  This Agreement may be executed in two or more counterparts and by facsimile signature or email delivery of a “PDF,” and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

    5.           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors, heirs, and assigns of the parties hereto.

    6.           Governing Law; Venue.  This Agreement shall be governed by the laws of the State of New York.  Any legal action under this Agreement shall be brought in the state or federal courts located in the City of New York, New York.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the undersigned has duly executed this Waiver and Amendment #2 to the Debenture as of the Effective Date.

INVESTOR:

/s/ Bernard Brogan	$750,000	75%
Bernard Brogan	Principal of Debenture as of the Effective Date	Percentage as of the Effective Date

COMPANY:

Sionix Corporation

By:	/s/ David R. Wells
Name:	David R. Wells
Title:	Chief Financial Officer